EXHIBIT 99.4

ZAR TRAN, INC.

FINANCIAL REPORT

DECEMBER 31, 2005

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors

Zar Tran, Inc.

Cedartown, Georgia

We have audited the accompanying balance sheets of Zar Tran, Inc. as of December 31, 2005 and 2004, and the related statements of operations, stockholder’s deficit and cash flows for the years ended December 31, 2005, 2004, and 2003.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with U.S. generally accepted auditing standards.  Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Zar Tran, Inc. as of December 31, 2005 and 2004, and the results of its operations and its cash flows for the years ended December 31, 2005, 2004, and 2003, in conformity with U.S. generally accepted accounting principles.

/s/ Ross Lane & Company, LLC

Atlanta, Georgia

March 10, 2006 (Except for Notes 1 and 3, as to which the date is June 21, 2006, and Note 9, as to which the date is December 11, 2006)

ZAR TRAN, INC.

BALANCE SHEETS

December 31, 2005 and 2004

	2005	2004
ASSETS

CURRENT ASSETS
Accounts receivable	$1,233,715	$887,011
Note receivable, related party, current	97,980	97,980
Fuel inventory	25,807	34,052
Total current assets	1,357,502	1,019,043

OTHER
Note receivable, related party	293,723	391,703
Deposits	8,282	—
Total other assets	302,005	391,703

PROPERTY AND EQUIPMENT
Land	50,000	50,000
Building and improvements	223,363	223,363
Executive coach	563,502	524,922
Transportation and related equipment	6,169,858	1,976,396
	7,006,723	2,774,681
Less accumulated depreciation	2,266,574	1,592,004
Property and equipment, net	4,740,149	1,182,677

TOTAL ASSETS	$6,399,656	$2,593,423

LIABILITIES AND STOCKHOLDER’S DEFICIT

CURRENT LIABILITIES
Checks issued in excess of bank balance	$172,065	$180,671
Current maturities of long-term debt	151,521	133,769
Current portion - capital lease obligations	1,193,302	244,466
Accounts payable	2,546,217	1,646,976
Accruals	156,714	133,058
Loan from stockholder	24,635	24,635
Total current liabilities	4,244,454	2,363,575

LONG-TERM DEBT, less current maturities	504,108	574,134

CAPITAL LEASE OBLIGATIONS, net of current portion	3,276,837	776,932

COMMITMENTS AND CONTINGENCIES

STOCKHOLDER’S DEFICIT
Common stock, no par value; authorized, issued and outstanding 10,000 shares	83,857	83,857
Accumulated deficit	(1,709,600)	(1,205,075)
Total stockholder’s deficit	(1,625,743)	(1,121,218)

TOTAL LIABILITIES AND STOCKHOLDER’S DEFICIT	$6,399,656	$2,593,423

See Notes to the Financial Statements.

ZAR TRAN, INC.

STATEMENTS OF OPERATIONS

Years Ended December 31, 2005, 2004 and 2003

___	2005	2004	2003

TRANSPORTATION REVENUES	$10,355,510	$9,247,820	$8,136,273

OPERATING EXPENSES
Transportation	10,077,126	8,901,534	7,756,500
General and administrative	654,400	553,331	519,279
Total operating expenses	10,731,526	9,454,865	8,275,779

Operating loss	(376,016)	(207,045)	(139,506)

Other income (expense):
Interest income	24,524	33,959	30,812
Interest expense	(153,033)	(104,203)	(58,192)

Total other income (expense)	(128,509)	(70,244)	(27,380)
Net loss	$(504,525)	$(277,289)	$(166,886)

See Notes to the Financial Statements.

ZAR TRAN, INC.

STATEMENTS OF STOCKHOLDER’S DEFICIT

Years Ended December 31, 2005, 2004 and 2003

	2005	2004	2003
Balance, beginning	$(1,205,075)	$(927,786)	$(760,900)
Net loss	(504,525)	(277,289)	(166,886)
Balance, ending	$(1,709,600)	$(1,205,075)	$(927,786)

See Notes to the Financial Statements.

ZAR TRAN, INC.

STATEMENTS OF CASH FLOWS

Years Ended December 31, 2005, 2004 and 2003

	2005	2004	2003
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(504,525)	$(277,289)	$(166,886)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	674,570	366,689	122,061
(Increase) decrease in:
Accounts receivable	(346,704)	(351,378)	(196,561)
Fuel inventory	8,245	(16,070)	(5,309)
Deposits	(8,282)	—	—
Increase (decrease) in:
Accounts payable	899,241	394,281	524,241
Accruals	23,656	(69,407)	29,210
Net cash provided by operating activities	746,201	46,826	306,756

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(65,786)	—	(33,580)

CASH FLOWS FROM FINANCING ACTIVITIES
Stockholder loan repayments	—	—	(43,000)
Payments on capital lease obligations	(637,514)	(248,033)	(29,939)
Related party loan collections	97,980	106,250	81,545
Payments on notes payable and long term debt	(132,275)	(125,291)	(212,729)
Net cash used in financing activities	(671,809)	(267,074)	(204,123)
Net increase (decrease) in cash	8,606	(220,248)	69,053

CASH (CHECKS ISSUED IN EXCESS OF BANK BALANCE), BEGINNING OF YEAR	(180,671)	39,577	(29,476)

CASH (CHECKS ISSUED IN EXCESS OF BANK BALANCE), END OF YEAR	$(172,065)	$(180,671)	$39,577

SUPPLEMENTAL DISCLOSURES

Interest paid during the year	$153,033	$106,449	$61,202

Non-cash investing and financing activities:
Property and equipment additions	$4,232,042	$482,400	$850,550
Amounts financed	(4,166,256)	(482,400)	(816,970)
Cash payments	$65,786	$—	$33,580

See Notes to the Financial Statements.

ZAR TRAN, INC.

NOTES TO FINANCIAL STATEMENTS

Note 1.       Financial Condition and Basis of Presentation

Financial condition:

As shown in the accompanying financial statements, Zar Tran, Inc. (the “Company”) has incurred net losses of approximately $505,000, $277,000 and $167,000 for 2005, 2004 and 2003, respectively.  In addition, at December 31, 2005 and 2004, working capital deficits were approximately $2,887,000 and $1,345,000, respectively, and deficits in stockholder’s equity were approximately $1,626,000 and $1,121,000, respectively.  A number of factors contributed to the losses in 2003 through 2005, including substantial increases in key operating costs such as payroll and fuel.

As discussed in Note 3, the Company is substantially dependent on Zartic, Inc. (“Zartic”), a related party.  While Zartic management has confirmed to the Company that it intends to continue providing as-needed financial support of the Company’s operations, Zartic’s financial condition is similarly challenged.

Management’s plans to improve its financial condition include continued growth of “outside” (non-Zartic) business, increased efforts to manage key costs, including passing on fuel cost increases via surcharges, and possible inclusion of the Company in a Zartic refinancing transaction, as discussed in Note 3.

Basis of presentation:

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  This assumption is largely based on Zartic’s planned continuing support and on the overall success of management’s plans as discussed above.  If Zartic’s support were reduced or withdrawn, and/or management’s plans were not successful, the Company would not be able to meet its obligations without liquidating certain assets and/or attracting other sources of capital.

Note 2.       Nature of Business and Significant Accounting Policies

Nature of business:

The Company is engaged in interstate transportation of frozen and perishable food products primarily for Zartic, as discussed in Note 3.

Significant accounting policies relative to the business are:

Revenue recognition:

Revenues are recorded generally when transportation services are rendered.

Fair value of financial instruments:

The carrying amounts reported in the balance sheets for accounts and notes receivable, accounts payable, accruals and checks issued in excess of bank balance approximate their fair values due to the short-term nature of these financial instruments.  The carrying amounts of the Company’s long-term debt and capital lease obligations, including current maturities, approximate fair value due primarily to variable interest rates and/or short terms to maturity.

Accounts receivable:

Accounts receivable are stated at the amount management expects to collect from outstanding balances.  Management believes that all end-of-year accounts receivable are collectible; accordingly, there is no reserve for bad debts in the balance sheets.  Accounts deemed uncollectible are written off when that determination is made.

Property and equipment:

Property and equipment are stated at cost.  The Company computes depreciation (including amortization of assets acquired via capitalized leases) by the straight-line method over estimated useful lives as follows:

•Building improvements	15-39 years
•Executive coach	5-7 years
•Transportation and related equipment	3-7 years

      Amortization expense on assets acquired via capitalized leases is included in depreciation expense.

S corporation - income tax status:

The Company, with the consent of its stockholder, has elected under federal and state income tax laws to be an S corporation.  In lieu of corporation income taxes, S corporation stockholders are taxed on their proportionate share of the Company’s taxable income.  Therefore, no provision or liability for income taxes has been included in the financial statements.

Concentrations of credit risk:

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash.  The Company’s policy is to invest its cash only in high credit quality financial institutions.  At times such investments may be in excess of the FDIC insurance limit.

Use of estimates:

The preparation of financial statements in conformity with U. S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Due to their prospective nature, actual results could differ from those estimates.

Note 3.       Related Party Activity

Zartic, Inc.:

The Company and Zartic are related parties under common ownership and control.  Due to the nature of this relationship, transactions between the entities may not necessarily be consummated on terms that would have been obtained if the entities were autonomous.

As discussed below, the Company is substantially dependent on Zartic, whose management has confirmed that it intends to continue providing as-needed financial support of the Company’s operations.  At December 31, 2005 and continuing into 2006, Zartic was and is in default under the loan agreement with its primary lender and had/has a substantial net worth deficit.  As part of its plan to overcome these and other negative attributes of its financial condition, Zartic has engaged a financial services firm to market a refinancing of Zartic, with an expectation of closing such a transaction before October 1, 2006.  Due to the business relationship between the Company and Zartic, it is likely that such a refinancing would also include the Company.

During the years ended December 31, 2005, 2004 and 2003, revenues from freight services provided to Zartic totaled approximately $8,073,000, $6,692,000 and $6,551,000, respectively, which accounted for approximately 78% of transportation revenues for the year ended December 31, 2005, 72% for the year ended December 31, 2004, and 81% for the year ended December 31, 2003.

At December 31, 2005 and 2004, the Company had $593,822 and $716,757, respectively, of accounts receivable due from Zartic and $1,927,052 and $807,896, respectively, of accounts payable due to Zartic, which are presented in the accompanying balance sheets as a component of accounts receivable and accounts payable, respectively.

Certain executive compensation and other administrative costs of the Company were borne by Zartic in 2005, 2004 and 2003.  In addition, the Company paid or owed Zartic for group health insurance, employee 401(k) profit sharing contributions, workman’s compensation and vehicle insurance coverage totaling $1,213,788, $935,638 and $1,056,242, respectively, for the years ended December 31, 2005, 2004 and 2003.

At December 31, 2005, the Company had an unsecured note receivable due from Zartic totaling $391,703 ($489,683 at December 31, 2004).  Monthly principal installments of $8,165 plus interest at prime plus 1.0% are due through January 2008, when the unpaid principal balance of $195,743 is due.  The note is subordinate to Zartic’s loan agreement with its primary lender.

Other:

At December 31, 2005 and 2004, the Company had an unsecured, due on demand loan from its sole stockholder totaling $24,635.

Note 4.       Long-Term Debt

Long-term debt at December 31, 2005 and 2004 consists of the following:

	2005	2004
Note payable, bank, due in monthly payments of $8,165, plus interest at prime plus 1.0%, through January 2008 when remaining balance of $195,743 is due; collateralized by substantially all property and equipment not already pledged on other debt.	$391,703	$489,683

Note payable, other financial institution, due in monthly payments of $4,164, including interest at 9.49%, through June 2010; collateralized by an executive coach.	187,752	218,220

Note payable, other financial institution, due in monthly payments of $1,641, including interest at 8.0%, through August 2010; collateralized by transportation equipment.	76,174	—
	655,629	707,903

Less current maturities	151,521	133,769

Long-term portion	$504,108	$574,134

At December 31, 2005, payments due on the above-described notes were as follows:

2006	$151,521
2007	150,753
2008	253,501
2009	63,217
2010	36,637
$655,629

Note 5.   Capital Lease Obligations

During 2003, the Company acquired twenty-one used trailers under a capital lease agreement, and added ten more units in 2004.  Obligations under the lease have been recorded in the balance sheets at the present value of the future minimum lease payments, discounted at an interest rate of 4.5%.  The capitalized cost/accumulated depreciation of these trailers at December 31, 2005 and 2004 totaled $1,204,170/$495,284 and $1,204,170/$254,450, respectively.

In 2004, the Company acquired forty-four Mobile Max tracking units under another capital lease agreement.  Obligations under this lease have been recorded in the balance sheet at the present value of the future minimum lease payments, discounted at an interest rate of 5.5%.  The capitalized cost and accumulated depreciation of these units at December 31, 2005 and 2004 totaled $95,200/$38,080 and $95,200/$19,040, respectively.

In 2005, the Company acquired four tractors under a capital lease agreement.  Obligations under this lease have been recorded in the balance sheet at the present value of the future minimum lease payments, discounted at an interest rate of 6.75%.  The capitalized cost and accumulated depreciation of these units at December 31, 2005 totaled $424,596 and $49,536, respectively.

Also in 2005, the Company acquired an additional thirty-six tractors under a capital lease agreement.  Obligations under this lease have been recorded in the balance sheet at the present value of the future minimum lease payments, discounted at an interest rate of 4%.  The capitalized cost and accumulated depreciation of these units at December 31, 2005 totaled $3,661,660 and $302,081, respectively.

At December 31, 2005, future minimum payments under these capital leases were as follows:

Year ending December 31:
2006	$1,371,563
2007	1,363,247
2008	1,328,785
2009	696,217
2010	91,859
Thereafter	30,932

Total future payments	4,882,603
Less amount representing interest	412,464

Present value of future payments	4,470,139
Less current portion	1,193,302

Non-current portion	$3,276,837

Note 6.       Lease Commitments

The Company leases office equipment under a non-cancelable operating lease which provides for  monthly rent of $370.  The lease expires in June 2010.

Lease expense for the lease described above and other expired/cancelled leases for the years ended December 31, 2005, 2004 and 2003, was $926,068, $1,370,385 and $1,323,951, respectively.

Future minimum rentals under the lease agreement described above are as follows:

2006	$4,435
2007	4,435
2008	4,435
2009	4,435
2010	2,217
$19,957

Additionally, the Company has a cancelable tire lease and maintenance agreement that provides for monthly fees based on operational trailer miles as determined by the lessor and the Company.

Note 7.       Employee Benefit Plan

The Company participates in the Zartic, Inc. Savings Investment Plan (the “Plan”).  The Plan is a defined contribution 401(k) plan covering substantially all employees of Zartic and the Company.  Contributions by the Company to the Plan are discretionary.  No such contributions were made to the Plan for the years ended December 31, 2005, 2004 or 2003.

Note 8.       Reclassification

Certain items in the 2004 financial statements have been reclassified to agree with classifications adopted in 2005.

Note 9.                    Subsequent Event

Effective December 11, 2006, pursuant to an Asset Purchase Agreement dated November 3, 2006, Pierre Foods, Inc. through its wholly-owned subsidiaries, Pierre Newco I, LLC and Pierre Newco II, LLC, acquired substantially all of the assets and assumed certain liabilities of Zartic, Inc. and Zar Tran, Inc., respectively, and acquired certain assets of their affiliates. The preliminary aggregate purchase price was approximately $91.6 million, which included $1.2 million of transaction costs incurred by Pierre Foods, Inc. The liabilities assumed by the buyers included, among other things, $4.1 million in capital lease obligations. An aggregate of $5.5 million of the cash portion of the purchase price was placed in escrow at the closing to satisfy certain indemnification and severance obligations of the Company.